CUSIP No. 53190C102

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 14, 2023

MSD Capital, L.P.

By:	MSD Capital Management LLC
Its:	General Partner

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	Manager

MSD Partners, L.P.

By:	MSD Partners (GP), LLC
Its:	General Partner

By:	/s/ Robert K. Simonds
Name:	Robert K. Simonds
Title:	Authorized Signatory

MSD Life Time Investments, LLC

By:	MSD Capital, L.P.
Its:	Investment Manager

By:	MSD Capital Management LLC
Its:	General Partner

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	Manager

MSD EIV Private Life Time, LLC

By:	MSD Partners, L.P.
Its:	Investment Manager

By:	MSD Partners (GP), LLC
Its:	General Partner

By:	/s/ Robert K. Simonds
Name:	Robert K. Simonds
Title:	Authorized Signatory

Michael S. Dell

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	Attorney-in-Fact